UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2011

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Columbus Circle, New York, New York 10023

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 2, 2011, Time Warner Cable Inc. (“TWC”), together with Comcast Corporation (“Comcast”), Bright House Networks, LLC (“Bright House”) and Verizon Wireless, issued a joint press release announcing that SpectrumCo, LLC (“SpectrumCo”), a joint venture between TWC, Comcast and Bright House, has entered into an agreement pursuant to which Verizon Wireless will acquire SpectrumCo’s Advanced Wireless Spectrum licenses for $3.6 billion, and that the companies have entered into several other commercial agreements. A copy of this press release describing the transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated December 2, 2011 of Time Warner Cable Inc., Comcast Corporation, Bright House Networks, LLC and Verizon Wireless.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Irene M. Esteves
	Name:	Irene M. Esteves
	Title:	Executive Vice President and Chief Financial Officer

Date: December 2, 2011

Exhibit Index

Exhibit No	Description

99.1	Joint Press Release dated December 2, 2011 of Time Warner Cable Inc., Comcast Corporation, Bright House Networks, LLC and Verizon Wireless.